Radisson Hotel Group Americas Interim Condensed Combined Unaudited Financial Statements Three months ended March 31, 2022 and 2021 Exhibit 99.2

Radisson Hotel Group Americas Index Three months ended March 31, 2022 and 2021 Page(s) Interim Condensed Combined Unaudited Financial Statements Balance Sheets 1 Statements of Operations and Comprehensive Loss 2 Statements of Changes in Net Parent Investment 3 Statements of Cash Flows 4 Notes to Financial Statements 5–10

Radisson Hotel Group Americas Condensed Combined Balance Sheets March 31, 2022 and December 31, 2021 Unaudited The accompanying notes are an integral part of these unaudited condensed combined financial statements. 1 (in USD thousands) March 31, 2022 December 31, 2021 Assets Current assets Cash and equivalents 159,469$ 187,825$ Receivables (net of allowance of $17,896 and $17,689, respectively) 33,108 32,098 Prepaid expenses and other 24,991 18,770 Income taxes receivable - 228 Total current assets 217,568 238,921 Property, equipment, and improvements, net 118,702 119,627 Right of use assets 88,490 88,858 Intangible assets, net 255,850 262,645 Investments in uncombined affiliates 149 149 Long-term notes receivable 30,411 28,816 Other assets 16,542 14,892 Total assets 727,712$ 753,908$ Liabilities and Net Parent Investment Current liabilities Accounts payable 5,116$ 7,721$ Accrued liabilities 27,311 41,656 Short-term notes payable 1,662 1,662 Long-term debt, current 70,744 70,893 Income taxes payable 304 - Total current liabilities 105,137 121,932 Long-term debt, net of current 52,106 52,569 Long-term debt from related party 42,852 42,852 Lease liabilities 109,723 107,654 Other long-term liabilities 52,764 56,523 Total liabilities 362,582 381,530 Commitments and contingencies (Note 3) Net parent investment 365,130 372,378 Total liabilities and net parent investment 727,712$ 753,908$

Radisson Hotel Group Americas Condensed Combined Statements of Operations and Comprehensive Loss Three Months Ended March 31, 2022 and 2021 Unaudited The accompanying notes are an integral part of these unaudited condensed combined financial statements. 2 (in USD thousands) 2022 2021 Revenue 54,358$ 36,197$ Costs and expenses Owned hotel operating 9,758 5,659 General and administrative 39,880 33,933 Depreciation and amortization 8,652 7,507 Total costs and expenses 58,290 47,099 Loss from operations (3,932) (10,902) Interest expense, net (1,734) (1,921) Loss before taxes (5,666) (12,823) Income tax expense (550) (1,002) Net loss and total comprehensive loss (6,216)$ (13,825)$

Radisson Hotel Group Americas Condensed Combined Statements of Changes in Net Parent Investment Three Months Ended March 31, 2022 Unaudited The accompanying notes are an integral part of these unaudited condensed combined financial statements. 3 Total Net Parent (in USD thousands) Investment Balance at December 31, 2021 372,378$ Net loss (6,216) Net distribution to parent (1,032) Balance at March 31, 2022 365,130$ Balance at December 31, 2020 411,971$ Net loss (13,825) Net investment from parent 4,996 Balance at March 31, 2021 403,142$

Radisson Hotel Group Americas Condensed Combined Statements of Cash Flows Three Months Ended March 31, 2022 and 2021 Unaudited The accompanying notes are an integral part of these unaudited condensed combined financial statements. 4 (in USD thousands) 2022 2021 Cash flows from operating activities Net loss (6,216)$ (13,825)$ Noncash items included in net loss Depreciation and amortization 9,389 8,261 Provision for doubtful accounts 232 231 Guest loyalty program liability (554) 2,244 Other (612) (4,596) Changes in operating assets and liabilities Receivables (1,242) (4,005) Receivables from related party, net - 14,802 Prepaid expenses and other (5,718) (4,621) Accounts payable (2,605) 270 Accrued liabilities (11,919) 2,138 Income taxes 532 789 Other long-term liabilities (1,279) (5,048) Net cash used in operating activities (19,992) (3,360) Cash flows from investing activities Purchases of property and equipment (205) (299) Development of capitalized software (3,010) (547) Collections of notes receivable - 20 Collections of notes receivable from a related party 379 50,000 Issuances of notes receivable (3,138) (2,301) Other 281 (8) Net cash (used in) provided by investing activities (5,693) 46,865 Cash flows from financing activities Payments on long-term debt - (181) Change in net parent investment (1,032) 4,996 Net cash (used in) provided by financing activities (1,032) 4,815 (Decrease) increase in cash, cash equivalents and restricted cash (26,717) 48,320 Cash, cash equivalents and restricted cash Beginning of period 199,246 162,593 End of period 172,529$ 210,913$ Supplemental disclosure of cash flow information Cash payments (refunds) during the period for Interest, net of amounts capitalized 2,120$ 2,041$ Income taxes (94) 152

Radisson Hotel Group Americas Notes to Unaudited Condensed Combined Financial Statements March 301, 2022 and 2021 (in thousands) 5 1. Organization, Business, and Significant Accounting Policies Organization and Business Radisson Americas, a component of Radisson Hospitality, Inc. (“RHI”), owns, leases, operates, or franchises hotels under approximately nine different brand names in the Americas. Included in these financial statements are the unaudited condensed combined financial statements of Radisson Americas, inclusive of the Americas trademarks that are owned by Radisson Hospitality Belgium SRL/BV, collectively referred to as “Radisson Hotel Group Americas” or the “Company”. The accompanying carve- out unaudited condensed combined financial statements present the unaudited condensed combined financial position, results of operations, and cash flows of Radisson Hotel Group Americas as of March 31, 2022 and 2021 and for the three months then ended. On June 13, 2022, Radisson Holdings, Inc. entered into a definitive agreement with Choice Hotels International, Inc. to sell Radisson Hotel Group Americas, which includes the franchise business, operations and trademarks, for an aggregate purchase price of $675,186. These unaudited condensed combined financial statements have been prepared in the context of this transaction. Basis of Presentation Certain information and footnote disclosure normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been omitted, in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In management’s opinion, these interim financial statements include all adjustments (consisting only of normally recurring adjustments) and accruals necessary to fairly state the results for the periods presented in conformity with U.S. GAAP applicable to interim periods. These unaudited condensed combined financial statements should be read in conjunction with the audited combined financial statements and related notes for the years ended December 31, 2021 and 2020 for Radisson Hotel Group Americas. The results for interim periods are not necessarily indicative of future or annual results. The unaudited condensed combined financial statements of Radisson Hotel Group Americas were derived from the unaudited condensed combined financial statements of Radisson Americas and were prepared on a stand-alone basis in accordance with U.S. GAAP. These unaudited condensed combined financial statements include the accounts of Radisson Americas related to the Americas operations, all wholly-owned subsidiaries where Radisson Americas exhibits control, all equity method investments and the Americas trademarks. The Americas trademarks included in these unaudited condensed combined financial statements reflect the historical accounting basis of Aplite Holding AB (“Aplite”). All assets, liabilities and operations directly attributable to the entities outside of Radisson Hotel Group Americas have been removed. The results of operations include revenues and costs for royalty, marketing and hotel reservation fees charged to related parties for services performed by the Company, as well as costs for certain functions performed by Aplite that were directly charged to Radisson Americas based on specific identification when possible or a reasonable allocation method. These related party cost allocations have been included if cash settled during the three months ended March 31, 2022 or 2021 and have been excluded if not cash settled during these periods. These unaudited condensed combined financial statements may not be indicative of Radisson Americas’ future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had it operated as an independent company during the periods presented.

Radisson Hotel Group Americas Notes to Unaudited Condensed Combined Financial Statements March 301, 2022 and 2021 (in thousands) 6 All intercompany accounts and transactions within the Company’s unaudited condensed combined financial statements have been eliminated. The Radisson Americas' operations are included in the consolidated U.S. federal and certain state, local and foreign income tax returns filed by RHI. Income tax expense and other income tax-related information contained in these unaudited condensed combined financial statements are presented following the separate return methodology as if Radisson Americas filed its own income tax returns. The Radisson Americas' income tax results as presented in the unaudited condensed combined financial statements may not be reflective of the results that the Radisson Americas business would generate in the future. In jurisdictions where the Radisson Americas business has been included in income tax returns filed by RHI, any income taxes payable resulting from the related income tax provision have been reflected within net parent investment on the unaudited condensed combined balance sheets. Use of Estimates The preparation of unaudited condensed combined financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the unaudited condensed combined financial statements, the reported amounts of revenue and expense during the reporting period, and disclosure of contingent assets and liabilities. Accounts affected by significant estimates include asset impairments, loyalty point redemption reserves, allowance for doubtful accounts, expected useful lives of intangible assets, and realizability of deferred tax assets. Actual results could differ from those estimates. Significant Accounting Policies The significant accounting policies for Radisson Hotel Group Americas are described in Note 1 in the audited combined financial statements and related notes for the years ended December 31, 2021 and 2020. Recently Issued Accounting Standards In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) and issued subsequent amendments to the initial guidance at various points thereafter (“Topic 326”), which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Topic 326 requires enhanced disclosures, including qualitative and quantitative requirements, to provide insight to significant estimates and judgments used in estimating credit losses and the amounts recorded in the financial statements. The guidance is effective for annual reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Topic 326 requires the use of the modified retrospective approach for adoption. The Company is currently assessing the potential impact that Topic 326 will have on its unaudited condensed combined balance sheets, statements of operations, and disclosures, including the processes to evaluate allowances for trade and notes receivables. In March 2022, the FASB issued ASU 2022-02, Financial Instruments - Credit Losses (“ASU 2022-02”). ASU 2022-02 eliminates the recognition and measurement guidance on troubled debt restructuring for creditors that have adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) (“Topic 326”), requires enhanced disclosures about loan modifications for borrowers experiencing financial difficulty, and includes new guidance on current-period gross write-offs presentation. The guidance is effective for annual reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the potential impact that ASU 2022-02 will have on the unaudited condensed combined financial statements and disclosures.

Radisson Hotel Group Americas Notes to Unaudited Condensed Combined Financial Statements March 301, 2022 and 2021 (in thousands) 7 2. Revenues From Contracts With Customers Contract Liabilities Contract liabilities relate to advance consideration received, customer deposits and amounts received when Radisson Rewards Americas points are earned but for which revenue is not yet recognized since the related points have not been redeemed. Advance consideration is received as initial franchise and relicensing fees when a franchise agreement is executed and is considered to be part of the intellectual property and services performance obligation. Significant changes in the contract liabilities balances during the three months ended March 31, 2022 and 2021 are as follows: Unaudited Balance at December 31, 2020 49,050$ Increases to the contract liability due to cash received 3,137 Revenue recognized in the period (2,869) Balance at March 31, 2021 49,318$ Balance at December 31, 2021 46,565$ Increases to the contract liability due to cash received 4,232 Revenue recognized in the period (4,111) Balance at March 31, 2022 46,686$ Performance Obligations As of March 31, 2022 and December 31, 2021, the Company had $27,986 and $28,539, respectively, of deferred revenues related to unsatisfied performance obligations related to Radisson Rewards Americas. Disaggregated Revenue The following table presents our revenues by over time and point in time recognition: Over Time Point in Time Total Royalty fees 9,998$ -$ 9,998$ Initial franchise and relicensing fees 231 471 702 Procurement services 821 - 821 Marketing and reservation system 12,731 - 12,731 Owned hotels 17,390 2,955 20,345 Other fees to franchisees 9,221 540 9,761 50,392$ 3,966$ 54,358$ Three Months Ended March 31, 2022 Unaudited

Radisson Hotel Group Americas
Notes to Unaudited Condensed Combined Financial Statements
March 301, 2022 and 2021

(in thousands)

	Unaudited Three Months Ended March 31, 2021		
	Over Time	Point in Time	Total
Royalty fees	$ 6,308	$ -	$ 6,308
Initial franchise and relicensing fees	334	439	773
Procurement services	521	-	521
Marketing and reservation system	8,783	-	8,783
Owned hotels	9,409	841	10,250
Other fees to franchisees	8,979	583	9,562
	$ 34,334	$ 1,863	$ 36,197

Other fees to franchisees primarily include fees for various services or tools that the Company provides to its franchisees and are recognized in revenue over time as hotel owners pay for access to the services over the life of the franchise agreement. It also includes termination fees and annual business conference attendance fees, which are recognized upon completion of our performance obligation.

3. Commitments and Contingencies

Litigation Matters
The Company has been named as defendant in several lawsuits in the normal course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's unaudited condensed combined financial position, results of operations, or cash flows.

Guarantees
In April 2005 and amended June 2018, the Company entered into a long-term management arrangement to manage 9 hotel properties owned by Services Properties Trust ("SVC"). In conjunction with the management arrangement, the Company entered into a guarantee with SVC to fund any shortfalls in the payment of the SVC owner's priority stipulated in the management agreement up to a maximum amount of $46,000. Subsequent capital infusions under the agreement by SVC into the hotel properties increased the guarantee to $47,523. Payments under the guarantee of $0 and $7,931 were made in the three months ended March 31, 2022 and 2021. Cumulative guarantee payments under the agreement were $47,523 through December 31, 2021.

On November 1, 2021, an amended and restated management agreement was executed between the Company and SVC. The maximum guarantee under the agreement is $22,000. There are no potential guaranteed payments until January 2023 and future performance is expected to be sufficient to cover the terms of the agreement. Accordingly, no liability was recorded as of March 31, 2022 or December 31, 2021 in accrued liabilities within the unaudited condensed combined balance sheets.

Commitments
The Company's franchise agreements require the payment of franchise fees, which include marketing and reservation system fees. In accordance with terms of our franchise agreements, the Company is obligated to use the marketing and reservation system revenues it collects from the current franchisees comprising its various hotel brands to provide marketing and reservation services appropriate to support the operation of the overall system. To the extent revenues collected exceed expenditures incurred, the Company has a commitment to the franchisee system to make expenditures in future years. Conversely, to the extent expenditures incurred exceed revenues collected, the Company has the contractual enforceable right to assess and collect such amounts.

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Radisson Hotel Group Americas Notes to Unaudited Condensed Combined Financial Statements March 301, 2022 and 2021 (in thousands) 9 4. Taxes The effective income tax rates were (6.4%) and (2.4%) for the three months ended March 31, 2022 and 2021, respectively. The effective income tax rate for the three months ended March 31, 2022 was lower than the U.S. federal income tax rate of 21.0% primarily due to the impact of the valuation allowance recorded against deferred income tax assets. The effective income tax rate for the three months ended March 31, 2021 was lower than the U.S. federal income tax rate of 21.0% primarily due to the impact of the valuation allowance recorded against deferred income tax assets. 5. Related-Party Transactions Intellectual Property Transaction On October 21, 2020, Radisson Americas had executed an intellectual property sale agreement in exchange for a note receivable with Radisson Finance Co, LTD (“HK Finco”), a related party. This transaction has been excluded from the Company’s unaudited condensed combined financial statements, except for the remaining portion of the HK Finco note which was cash settled during the three months ended March 31, 2021 of $50,000. The balance was $0 as of December 31, 2021. Related Party Sales and Costs During the periods presented, certain related party transactions and related balances have been included in the Company’s unaudited condensed combined financial statements as these have been historically cash settled. Radisson Americas historically charged Radisson Hospitality AB Sweden (“AB’), a related party, for various services, including marketing, administrative costs and reservation fees. Additionally, AB charged Radisson Americas for corporate functions incurred on their behalf. The Company allocated costs to Americas based on specific identification method. The total related party sales for the three months ended March 31, 2022 and 2021 were $0 and $4,700, respectively and are included in revenue in the unaudited condensed combined statements of operations and comprehensive loss. The total related party costs for the three months ended March 31, 2022 and 2021 were $0 and $80, respectively and are included in general and administrative expenses in the unaudited condensed combined statements of operations and comprehensive loss. 6. Restructuring During 2021 and previous years, the Company has announced various different plans to restructure various parts of its operations in order to support the Company’s long-term growth plans. These changes will provide an operating structure that will support a more effective and efficient use of resources and provide a platform from which key strategic initiatives can progress despite changing economic conditions. The restructuring is expected to be completed in 2023. The Company has accumulated costs in connection with the restructuring of $7,946 and expects to incur an additional $1,817 in future periods. As of March 31, 2022 and 2021, the Company incurred $200 and $272, which is reflected in general and administrative expense in the Company’s unaudited condensed combined statements of operations and comprehensive loss. The liability for employee termination benefits has been adjusted as of March 31, 2021 primarily due to differences in actual outplacement service costs as compared to estimates, which is reflected in the reconciliation as follows:

Radisson Hotel Group Americas Notes to Unaudited Condensed Combined Financial Statements March 301, 2022 and 2021 (in thousands) 10 Unaudited Employee Termination Benefits Balance at December 31, 2020 1,995$ Charges 272 Cash payments (579) Balance at March 31, 2021 1,688$ Balance at December 31, 2021 1,999$ Charges 200 Cash payments (382) Balance at March 31, 2022 1,817$ 7. Subsequent Events The Company has evaluated events occurring between the end of the most recent fiscal period and August 11, 2022, the date the financial statements were available to be issued. The Credit Agreement was repaid on May 6, 2022, prior to its expiration on May 23, 2022. The repayment of $70,744, net of debt issuance costs, was paid out of available operating cash. The Company sold a facility on May 6, 2022 located in Omaha, Nebraska. The facility had been used primarily for operational support services and was sold for $5,500, with a $1,594 gain on sale recorded.